UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

EASTMAN KODAK COMPANY

(Exact name of registrant as specified in its charter)

NEW JERSEY	1-87	16-0417150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street

Rochester, NY 14650

(Address of principal executive offices with zip code)

(585) 724-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KODK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Repurchase and Exchange Agreement

On February 26, 2021, Eastman Kodak Company (the “Company”), Southeastern Asset Management, Inc. (“Southeastern”) and Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust, which are investment funds managed by Southeastern (such investment funds, collectively, the “Purchasers”), entered into a Series A Preferred Stock Repurchase and Exchange Agreement (the “Repurchase and Exchange Agreement”) pursuant to which the Company agreed to repurchase from the Purchasers, and the Purchasers agreed to sell to the Company, an aggregate of 1,000,000 shares of the Company’s 5.50% Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), for an aggregate repurchase price of $100,641,667, representing the liquidation value of the repurchased Series A Preferred Stock plus accrued and unpaid dividends. In addition, the Company and the Purchasers agreed to exchange the remaining 1,000,000 shares of Series A Preferred Stock held by the Purchasers for shares of the Company’s newly created 4.0% Series B Convertible Preferred Stock, no par value (the “Series B Preferred Stock”) on a one-for-one basis.

The Repurchase and Exchange Agreement contains largely customary terms for private repurchases of preferred shares and private investments in public companies, including representations, warranties, covenants and closing conditions. The Repurchase and Exchange Agreement also provides for the Company to register for resale the shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Series B Preferred Stock and extends the terms of the existing Registration Rights Agreement between the Company and the Purchasers, dated as of November 15, 2016, to such shares of Common Stock.

On February 26, 2021, the Company and the Purchasers closed the transaction contemplated by the Repurchase and Exchange Agreement, and the Company repurchased 1,000,000 shares of the Series A Preferred Stock from the Holders for the repurchase price described above and issued to the Purchasers an aggregate of 1,000,000 shares of the Series B Preferred Stock in exchange for the remaining 1,000,000 shares of Series A Preferred Stock held by the Purchasers. In connection with the exchange, the Company paid the Purchasers $641,666, representing the accrued and unpaid dividends on the exchanged shares of Series A Preferred Stock.

Certificate of Designations of the Series B Preferred Stock

On February 25, 2021, the Company filed with the Department of Treasury of the State of New Jersey a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company (the “Series B Certificate of Designations”) creating the Series B Preferred Stock and establishing the designation, number of shares, rights, preferences and limitations of the Series B Preferred Stock. The Series B Certificate of Designations became effective upon filing. The Series B Preferred Stock ranks senior to the Common Stock and pari passu with the Series C Preferred Stock (defined below), with respect to dividend rights and rights on liquidation, winding-up and dissolution. The Series B Preferred Stock has a liquidation preference of $100 per share, and holders of Series B Preferred Stock are entitled to cumulative dividends payable quarterly in cash at a rate of 4.0% per annum. If dividends on any Series B Preferred Stock are in arrears for six or more consecutive or non-consecutive dividend periods, the holders of the Series B Preferred Stock will be entitled to nominate one director at the next annual shareholder meeting and all subsequent shareholder meetings until all accumulated dividends on such Series B Preferred Stock have been paid or set aside. Holders of Series B Preferred Stock will have certain limited special approval rights, including with respect to the issuance of pari passu or senior equity securities of the Company.

Holders of the Series B Preferred Stock will have the right to elect at any time to convert their shares of Series B Preferred Stock into shares of Common Stock at the initial conversion rate of 9.5238 shares of Common Stock for each share of Series B Preferred Stock (equivalent to an initial conversion price of $10.50 per share of Common Stock). The initial conversion rate and the corresponding conversion price will be subject to certain customary anti-dilution adjustments. At any time after the initial issuance of the Series B Preferred Stock, if the closing price of the Common Stock has equaled or exceeded $14.50 (subject to adjustment in the same manner as the conversion price) for 45 trading days within a period of 60 consecutive trading days, the Company will have the right to cause the mandatory conversion of the Series B Preferred Stock into shares of Common Stock.

If a holder elects to convert any shares of Series B Preferred Stock during a specified period in connection with a fundamental change, the holder will be entitled to receive either (i) the number of shares of Common Stock it would otherwise receive upon a conversion of such shares plus an additional number of shares based on the date of such fundamental change and the price per share of the Common Stock in connection with such fundamental change (or cash payment in lieu of such additional shares) or (ii) a number of shares of Common Stock at a conversion rate based on the market value per share of the Common Stock during the 15 consecutive trading day period immediately prior to such fundamental change, subject to certain limitations. Such holder will also be entitled to a payment in respect of accumulated dividends. In addition, the Company will have the right to require holders to convert any shares of Series B Preferred Stock in connection with certain reorganization events at a conversion rate based on the market value per share of the Common Stock during the 15 consecutive trading day period immediately prior to such reorganization event, subject to certain limitations.

If any shares of Series B Preferred Stock have not been converted prior to 91 days following the fifth anniversary of the initial issuance of the Series B Preferred Stock, the Company will be required to redeem such shares at a redemption price equal to the liquidation preference of the redeemed shares plus the amount of accrued and unpaid dividends thereon.

Purchase Agreement

On February 26, 2021, the Company, and GO EK Ventures IV, LLC (the “Investor”), entered into a Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, an aggregate of 1,000,000 shares of the Company’s newly created 5.0% Series C Convertible Preferred Stock, no par value per share (the “Series C Preferred Stock”), for a purchase price of $100 per share, representing $100,000,000 of gross proceeds to the Company. The Investor is a fund managed by Grand Oaks Capital. The Company intends to use the proceeds from the sale of the Series C Preferred Stock for general corporate purposes including the funding of growth initiatives. No person will be entitled to a discount or commission in connection with the sale of the Series C Preferred Stock pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement, the Investor will have the right to nominate at the Company’s annual or special shareholder meetings one member to the Company’s board of directors (the “Board”). This nomination right expires upon the earlier to occur of the third anniversary of the initial issuance of the Series C Preferred Stock or the Investor ceasing to directly or indirectly hold at least a majority of the shares of Series C Preferred Stock purchased pursuant to the Purchase Agreement or the Common Stock received upon the conversion of such shares, and is exclusive to the Investor and does not transfer with the Series C Preferred Stock.

The Purchase Agreement contains largely customary terms for private investments in public companies, including representations, warranties, covenants and closing conditions.

On February 26, 2021, the Company and the Investor closed the initial portion of the transactions contemplated by the Purchase Agreement, and the Company issued to the Investor an aggregate of 750,000 shares of the Series C Preferred Stock for a purchase price of $75,000,000. The issuance and sale of the remaining 250,000 shares of Series C Preferred Stock to the Investor is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the Company expects such issuance and sale to occur prior to April 12, 2021.

Certificate of Designations of the Series C Preferred Stock

On February 25, 2021, the Company filed with the Department of Treasury of the State of New Jersey a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company (the “Series C Certificate of Designations”) creating the Series C Preferred Stock and establishing the designation, number of shares, rights, preferences and limitations of the Series C Preferred Stock. The Series C Certificate of Designations became effective upon filing. The Series C Preferred Stock ranks senior to the Common Stock and pari passu with the Series B Preferred Stock with respect to dividend rights and rights on liquidation, winding-up and dissolution. The Series C Preferred Stock has an initial liquidation preference of $100 per share, and holders of Series C Preferred Stock will be entitled to cumulative dividends payable quarterly “in-kind” in the form of additional shares of Series C Preferred Stock at a rate of 5.0% per annum. If dividends on the Series C Preferred Stock are not declared and paid for any given fiscal quarter, the liquidation preference is automatically increased by the amount of such unpaid dividends. Holders of the Series C Preferred Stock will also be entitled to participate in any dividends paid on the Common Stock (other than stock dividends) on an as-converted basis, with such dividends on any shares of the Series C Preferred Stock being payable upon conversion of such shares of Series C Preferred Stock to Common Stock. Holders of Series C Preferred Stock are entitled to vote together with the holders of the Common Stock as a single class, in each case, on an as-converted basis, except where a separate class vote is required by law. Holders of Series C Preferred Stock will have certain limited special approval rights, including with respect to the issuance of pari passu or senior equity securities of the Company.

Holders of the Series C Preferred Stock have the right to elect at any time to convert their shares of Series C Preferred Stock into shares of Common Stock at the initial conversion price of $10 per share of Common Stock, corresponding to an initial conversion rate of 10 shares of Common Stock for each share of Series C Preferred Stock. The initial conversion price and the corresponding conversion rate will be subject to certain customary anti-dilution adjustments and to proportional increase in the event the liquidation preference of the Series C Preferred Stock is automatically increased as described above.

The Company will have the right to cause the mandatory conversion of the Series C Preferred Stock into shares of Common Stock (i) at any time after the second anniversary of the initial issuance of the Series C Preferred Stock, if the closing price of the Common Stock has equaled or exceeded 200% of the then-effective conversion price for 45 trading days within a period of 60 consecutive trading days, or (ii) at any time after the third anniversary of the initial issuance of the Series C Preferred Stock, if the closing price of the Common Stock has equaled or exceeded 150% of the then-effective conversion price for 45 trading days within a period of 60 consecutive trading days.

If a holder elects to convert any shares of Series C Preferred Stock during a specified period in connection with a fundamental change, the holder will be entitled to receive either (i) the number of shares of Common Stock it would otherwise receive upon a conversion of such shares plus an additional number of shares based on the date of such fundamental change and the price per share of the Common Stock in connection with such fundamental change (or cash payment in lieu of such additional shares) or (ii) a number of shares of Common Stock at a conversion rate based on the market value per share of the Common Stock during the 15 consecutive trading day period immediately prior to such fundamental change, subject to certain limitations. Such holder will also be entitled to a payment in respect of accumulated dividends and a payment based on the present value of all required remaining scheduled dividend payments in respect of the converted shares through the date that is 91 days following the fifth anniversary of the initial issuance of the Series C Preferred Stock. Such additional payments will be payable at the Company’s option in cash or in additional shares of Common Stock. In addition, the Company will have the right to require holders to convert any shares of Series C Preferred Stock in connection with certain reorganization events at a conversion rate based on the market value per share of the Common Stock during the 15 consecutive trading day period immediately prior to such reorganization event, subject to certain limitations.

If any shares of Series C Preferred Stock have not been converted prior to 91 days following the fifth anniversary of the initial issuance of the Series C Preferred Stock, the Company will be required to redeem such shares at a redemption price equal to the liquidation preference of the redeemed shares plus the amount of accrued and unpaid dividends thereon; provided that the holders of the Series C Preferred Stock have the right to extend such redemption date by up to two years.

Series C Registration Rights Agreement

On February 26, 2021, the Company and the Investor entered into a Registration Rights Agreement (the “Series C Registration Rights Agreement”) which provides the Investor with customary registration rights in respect of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock. The Series C Registration Rights Agreement contains other customary terms and conditions, including certain customary indemnification obligations.

Amendment to ABL Credit Agreement

On February 26, 2021, the Company and certain of its domestic subsidiaries (the “Subsidiary Guarantors”) entered into an amendment (the “ABL Amendment”) to the Amended and Restated Credit Agreement, dated as of May 26, 2016, among the Company, the Subsidiary Guarantors, the lenders party thereto, Bank of America, N.A., as agent (the “Agent”), and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as arrangers (the “ABL Credit Agreement” and, as amended by the ABL Amendment, the “Amended ABL Credit Agreement”), with the Agent and the Required Lenders as such term is defined in the ABL Credit Agreement.

The ABL Amendment amends the ABL Credit Agreement to, among other things, (i) extend the maturity date to February 26, 2024 or the date that is 90 days prior to the earliest scheduled maturity date or mandatory redemption date of any of the Company’s Term Loan Credit Agreement (as defined below), Convertible Notes (as defined below), Series B Preferred Stock, Series C Preferred Stock or any refinancings of any of the foregoing and (ii) decrease the aggregate amount of commitments from $110,000,000 to $90,000,000. Commitments under the Amended ABL Credit Agreement continue to be able to be used in the form of revolving loans or letters of credit.

The revolving loans bear interest at the rate of LIBOR plus 3.50%-4.00% per annum (subject to provisions providing for a replacement benchmark rate upon the discontinuation of LIBOR) or a floating Base Rate (as defined in the Amended ABL Credit Agreement) plus 2.50%-3.00% per annum, based on Excess Availability (as defined in the Amended ABL Credit Agreement). The Company will pay an unused line fee of 37.5-50 basis points per annum, depending on whether the unused portion of the maximum commitments is less than or equal to 50% or greater than 50% of such commitments, respectively. The Company will pay a letter of credit fee of 3.50%-4.00% per annum, based on Excess Availability, on issued and outstanding letters of credit, in addition to a fronting fee of 25 basis points on such letters of credit.

Obligations under the Amended ABL Credit Agreement continue to be secured by: (i) a first priority lien on assets of the Company and the Subsidiary Guarantors constituting cash (other than L/C Cash Collateral, as defined below), accounts receivable, inventory, machinery and equipment and certain other assets (the “ABL Priority Collateral”) and (ii) a second priority lien on substantially all assets of the Company and the Subsidiary Guarantors (subject to certain exceptions) other than the ABL Priority Collateral, including 100% of the stock of material U.S. subsidiaries and 65% of the stock of material foreign subsidiaries.

The Amended ABL Credit Agreement continues to limit, among other things, the ability of the Company and its Restricted Subsidiaries (as defined in the Amended ABL Credit Agreement) to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) make restricted payments and (v) make investments. The Amended ABL Credit Agreement leaves in place customary affirmative covenants, including delivery of certain of the Company’s financial statements set forth therein. The ABL Amendment also adds a requirement, tested quarterly, that the Company maintain Minimum Liquidity (as defined in the Amended ABL Credit Agreement) of at least $80,000,000.

Letter of Credit Facility Agreement

On February 26, 2021, the Company and the Subsidiary Guarantors entered into a Letter of Credit Facility Agreement (the “L/C Facility Agreement”) among the Company, the Subsidiary Guarantors, the lenders party thereto (the “L/C Lenders”), Bank of America, N.A., as agent and Bank of America, N.A., as issuing bank. Pursuant to the L/C Facility Agreement, the L/C Lenders committed to issue letters of credit on the Company’s behalf in an aggregate amount of up to $50,000,000, provided that the Company posts cash collateral in an amount greater than or equal to 103% of the aggregate amount of letters of credit issued and outstanding at any given time (the “L/C Cash Collateral”). The term of the L/C Facility Agreement is three years, subject to the same automatic springing maturity as the Amended ABL Credit Agreement. The current balance on deposit in the L/C Cash Collateral account is approximately $49,470,000, of which $14,200,000 was deposited into the L/C Cash Collateral account from proceeds of the financing transactions described herein and the remainder of which was cash collateral previously used to secure letters of credit under the ABL Credit Agreement.

The Company will pay an unused line fee of 37.5-50 basis points per annum, depending on whether the unused portion of the maximum commitments is less than or equal to 50% or greater than 50% of such commitments, respectively. The Company will pay a letter of credit fee of 3.75% per annum on issued and outstanding letters of credit, in addition to a fronting fee of 25 basis points on such letters of credit. Amounts drawn under any letter of credit will be reimbursed from the L/C Cash Collateral. If not so reimbursed, and not otherwise repaid by the Company to the applicable L/C Lenders, such amounts will accrue interest, to be paid monthly, at a floating Base Rate (as defined in the L/C Facility Agreement) plus 2.75% per annum until repaid.

The Company’s obligations under the L/C Facility Agreement are guaranteed by the Subsidiary Guarantors, and are secured by (i) a first priority lien on the L/C Cash Collateral, (ii) a second priority lien on the ABL Priority Collateral and (iii) a third priority lien on the Term Loan Priority Collateral (as defined below).

The L/C Facility Agreement contains substantially the same customary affirmative and negative covenants as the Amended ABL Credit Agreement, including the Minimum Liquidity requirement.

Term Loan Credit Agreement

On February 26, 2021, the Company entered into a Credit Agreement (the “Term Loan Credit Agreement”) with certain funds affiliated with Kennedy Lewis Investment Management LLC (“KLIM”) as lenders (the “Term Loan Lenders”) and Alter Domus (US) LLC, as administrative agent. Pursuant to the Term Loan Credit Agreement, the Term Loan Lenders provided the Company with (i) an initial term loan in the amount of $225,000,000, which was drawn in full on the same date, and (ii) a commitment to provide delayed draw term loans in an aggregate principal amount of up to $50,000,000 on or before February 26, 2023 (collectively, the “Term Loans”). The Term Loans have a five-year maturity and are non-amortizing.

The Term Loans bear interest at a rate of 8.5% per annum payable in cash and 4.0% per annum payable “in-kind” or in cash at the Company’s option, for an aggregate interest rate of 12.5% per annum. The Term Loans are guaranteed by the Subsidiary Guarantors, and are secured by (i) a first priority lien on substantially all assets of the Company and the Subsidiary Guarantors (subject to certain exceptions) not constituting ABL Priority Collateral or L/C Cash Collateral, including 100% of the stock of material U.S. subsidiaries and 65% of the stock of material foreign subsidiaries (the “Term Loan Priority Collateral”) and (ii) a third priority lien on the ABL Priority Collateral and L/C Cash Collateral. The Term Loan Credit Agreement limits, among other things, the ability of the Company and its Restricted Subsidiaries (as defined in the Term Loan Credit Agreement) to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) make restricted payments and (v) make investments, and also contains customary affirmative covenants including delivery of certain of the Company’s financial statements set forth therein. The Term Loan Credit Agreement does not include a financial maintenance covenant.

Board Rights Agreement

On February 26, 2021, in connection with the execution of the Term Loan Credit Agreement, the Company entered into a letter agreement with KLIM (the “Board Rights Agreement”). Pursuant to the Board Rights Agreement, the Company has agreed that the will appoint an individual designated by KLIM (who initially will be Darren L. Richman) as a member of the Board as soon as practicable after the date of the Board Rights Agreement and in any event on or prior to the next annual meeting of the Company’s shareholders, subject to customary conditions. Thereafter, KLIM will have the right to nominate one (1) director at each annual or special meeting of the Company’s shareholders until the third anniversary of the execution of the Board Rights Letter or until KLIM ceases to hold at least 50% of the original principal amount of the term loans and commitments under the Term Loan Credit Agreement, whichever is earlier.

Until KLIM ceases to hold at least 50% of the original principal amount of the term loans and commitments under the Term Loan Credit Agreement, at any time that KLIM’s designated director is not serving on the Board, KLIM will have the right to designate a non-voting observer to the Board. Such observer will have the right to attend meetings of the Board and, under certain circumstances, committees and subcommittees of the Board and to receive information and materials made available to the Board, in each case, subject to certain restrictions and exceptions.

Securities Purchase Agreement

On February 26, 2021, the Company and the Term Loan Lenders (the “Buyers”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell to the Buyers, and the Buyers agreed to purchase from the Company, (i) an aggregate of 1,000,000 shares of Common Stock for a purchase price of $10.00 in cash per share for an aggregate purchase price of $10,000,000, and (ii) $25,000,000 aggregate principal amount of the Company’s newly issued 5.0% unsecured convertible promissory notes due May 28, 2026 (the “Convertible Notes”) in a private placement transaction. The issuance and sale of the Common Stock and Convertible Notes contemplated by the Securities Purchase Agreement were consummated on February 26, 2021.

Convertible Notes

The Convertible Notes bear interest at a rate of 5.0% per annum, which will be payable in cash on the maturity date and in additional shares of Common Stock on any conversion date. The maturity date of the Convertible Notes will be May 28, 2026.

The Buyers will have the right to elect at any time to convert the Convertible Notes into shares of Common Stock at a conversion rate equal to 100 shares of Common Stock per each $1,000 principal amount of the Convertible Notes (based on a conversion price equal to $10.00 per share of Common Stock). The conversion rate and conversion price will be subject to certain customary anti-dilution adjustments.

If the closing price of the Common Stock equals or exceeds $14.50 (subject to adjustment in the same manner as the conversion price) for 45 trading days within any period of 60 consecutive trading days, the Company will have the right to cause the mandatory conversion of the Convertible Notes into shares of Common Stock so long as a resale registration statement sufficient to cover such shares of Common Stock has been filed by the Company with the U.S. Securities and Exchange Commission and is effective prior to any such conversion.

In the event of certain fundamental transactions, the Buyers will have the right, within a period of 30 days following the occurrence of such transaction (“Holder Fundamental Transaction Election Period”), to elect to (i) require the prepayment of the Convertible Notes at par, plus accrued and unpaid interest, or (ii) convert all or a portion of the Convertible Notes into shares of Common Stock at the conversion rate then in effect plus an additional number of shares based on the date of such fundamental transaction and the price per share of the Common Stock in connection with such fundamental transaction. In addition, upon certain fundamental exchange transactions, the right to convert the Convertible Notes into shares of Common Stock of the Company will be converted into the right to receive the shares of a successor entity, if any, or the Company, and any additional consideration receivable as a result of such fundamental exchange transaction. If the Convertible Notes have not been converted in connection with a fundamental transaction, the Company will have the option, for a period of 30 days after the expiration of the Holder Fundamental Transaction Election Period, to repay the Convertible Notes at par, plus accrued and unpaid interest.

Securities Registration Rights Agreement

On February 26, 2021, the Company and the Buyers entered into a Registration Rights Agreement (the “Securities Registration Rights Agreement”) providing the Buyers with registration rights in respect of the purchased shares of Common Stock and the Common Stock issuable upon conversion of the Convertible Notes. The Securities Registration Rights Agreement contains other customary terms and conditions, including certain customary indemnification obligations; however, the Securities Registration Rights Agreement does not obligate the Company to facilitate an underwritten offering of the registered Common Stock by the Buyers.

Incorporation by Reference

The foregoing descriptions of the Repurchase and Exchange Agreement, the Purchase Agreement, the Series C Registration Rights Agreement, the ABL Amendment, the L/C Facility Agreement, the Term Loan Credit Agreement, the Board Rights Agreement, the Securities Purchase Agreement, the Securities Registration Rights Agreement, the Convertible Notes, the Series B Certificate of Designations and the Series C Certificate of Designations (collectively, the “Described Documents”), do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents which are attached hereto as exhibits and incorporated herein by reference.

The Described Documents are being filed to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company, its business, assets, liabilities, performance or prospects, or the other parties thereto, as applicable. The representations, warranties and covenants of each party set forth in the Described Documents were made only for purposes of the Described Documents as of the specific dates set forth therein, were solely for the benefit of the parties to the Described Documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Described Documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Described Documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, its business, assets, liabilities, performance or prospects, or the other parties thereto. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Described Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Repurchase and Exchange Agreement, the Purchase Agreement, the terms of the Series B Preferred Stock, the terms of the Series C Preferred Stock, the ABL Amendment, the Term Loan Credit Agreement, the Securities Purchase Agreement and the Convertible Notes is hereby incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Repurchase and Exchange Agreement, the Purchase Agreement and the Securities Purchase Agreement is hereby incorporated into this Item 3.02 by reference. The repurchase and exchange of the Series A Preferred Stock and the issuance of the Series B Preferred Stock pursuant to the Repurchase and Exchange Agreement, the offer and sale of the Series C Preferred Stock pursuant to the Purchase Agreement and the offer and sale of the Common Stock and the Convertible Notes pursuant to the Securities Purchase Agreement are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Each of the Purchasers, the Investor and the Buyers has represented to the Company that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the Series B Preferred Stock, Series C Preferred Stock, Common Stock and Convertible Notes are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Series B Certificate of Designations, the Series C Certificate of Designations, the Series B Preferred Stock and the Series C Preferred Stock is hereby incorporated into this Item 3.03 by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Series B Certificate of Designations and the Series C Certificate of Designations is hereby incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

The financing agreements and transactions described in Item 1.01 of this Current Report on Form 8-K (the “Financing Transactions”) address the mandatory redemption of the Series A Preferred Stock required in November 2021, extend the maturity date of the ABL Credit Agreement, implement a new letter of credit facility, and provide the Company with up to $310,000,000 of incremental cash, $50,000,000 of which remains committed and undrawn under the Term Loan Credit Agreement. The term loan, convertible note and preferred share components of the Financing Transactions leverage the complementary components of term debt and convertible debt and preferred equity to balance equity dilution and the cost of capital (the weighted average interest/dividend rate of the term loan, convertible note and preferred shares that were issued is approximately 8.9% if fully drawn), and are designed to limit the amount of cash needed to service the capital while the instruments remain outstanding (up to $17,250,000 per year, or approximately 39%, of the interest and dividends are payable in kind, based on fully drawn amounts), thereby increasing the amount of cash available for the Company during this period. If all of the convertible debt and preferred shares that were issued in the Financing Transactions is converted at the end of their respective terms (i.e., after all dividends and interest payable in-kind have accumulated but assuming the mandatory redemption date for the Series C Preferred Stock is not extended, and no adjustments are made to conversion price or ratios), approximately 25.75 million shares of Common Stock would be issued at an average conversion price of $10.185.

The proceeds from the Financing Transactions not used to fund the repurchase of a portion of the Series A Preferred Stock, as described above, may be used for general corporate purposes, including strategic investments in growth opportunities in Kodak’s core businesses of print and advanced materials and chemicals and continued restructuring investments in Kodak’s existing operations designed to reduce costs and improve profitability. The Financing Transactions also provide the Company with additional liquidity that may be needed to continue to respond to the ongoing impact and uncertainties stemming from the COVID-19 pandemic and associated response efforts.

On March 1, 2021, the Company issued a press release relating to the items described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report and the exhibits hereto may include “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, business trends and other information that is not historical information. When used in this Current Report and the exhibits hereto, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements are based upon the Company’s expectations and various assumptions. The forward looking statements contained in this Current Report and the exhibits hereto include, without limitation, statements related to the availability of the delayed draw term loans and the issuance and sale of an additional $25,000,000 of Series C Preferred Stock to the Investor subject to HSR Act clearance, as well as expansion, investment and growth opportunities. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and in other filings the Company makes with the U.S. Securities and Exchange Commission from time to time. In addition, each of the issuance and sale of an additional $25,000,000 of Series C Preferred Stock to the Investor and the drawing of the delayed draw term loans is subject to certain conditions which may not be satisfied.

All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this Current Report and are expressly qualified in their entirety by the cautionary statements included or referenced in this Current Report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

(3.1)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of February 25, 2021 (the Series B Certificate of Designations).

(3.2)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of February 25, 2021 (the Series C Certificate of Designations).

(10.1)

Series A Preferred Stock Repurchase and Exchange Agreement, dated as of February 26, 2021, by and among Eastman Kodak Company, Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust.

(10.2)	Series C Preferred Stock Purchase Agreement, dated as of February 26, 2021, by and among Eastman Kodak Company and GO EK Ventures IV, LLC.

(10.3)	Registration Rights Agreement, dated as of February 26, 2021, by and between Eastman Kodak Company and GO EK Ventures IV, LLC.

(10.4)

Amendment No.  4 to Amended and Restated Credit Agreement, dated as of February 26, 2021, by and among Eastman Kodak Company, the Lenders named therein, the Guarantors named therein and Bank of America, N.A., as agent.

(10.5)

Letter of Credit Facility Agreement, dated as of February  26, 2021, by and among Eastman Kodak Company, the Lenders named therein, the Guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent and Bank of America, N.A., as issuing bank.

(10.6)	Credit Agreement, dated as of February 26, 2021, by and among Eastman Kodak Company, the Lenders named therein and Alter Domus (US) LLC, as Administrative Agent.

(10.7)	Board Rights Agreement, dated as of February 26, 2021, by and between Eastman Kodak Company and Kennedy Lewis Investment Management LLC.

(10.8)	Securities Purchase Agreement, dated as of February 26, 2021, by and among Eastman Kodak Company, Kennedy Lewis Capital Partners Master Fund LP and Kennedy Lewis Capital Partners Master Fund II LP.

(10.9)	Convertible Promissory Note, dated as of February 26, 2021, from Eastman Kodak Company to Kennedy Lewis Capital Partners Master Fund LP.

(10.10)	Convertible Promissory Note, dated as of February 26, 2021, from Eastman Kodak Company to Kennedy Lewis Capital Partners Master Fund II LP.

(10.11)	Registration Rights Agreement, dated as of February 26, 2021, by and among Eastman Kodak Company, Kennedy Lewis Capital Partners Master Fund LP and Kennedy Lewis Capital Partners Master Fund II LP.

(99.1)	Press release, dated March 1, 2021, of Eastman Kodak Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

Date: March 1, 2021	By:	/s/ David E. Bullwinkle
Name: David E. Bullwinkle
Title: Chief Financial Officer and Senior Vice President